Exhibit 10.1.10

March ___, 2013

HF2 Financial Management Inc.

999 18th Street, Suite 3000

Denver, Colorado 80202

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between HF2 Financial Management Inc., a Delaware corporation (the “Company”), and EarlyBirdCapital, Inc., as Representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the Burke Family Trust as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. The undersigned acknowledge and agree that with respect to any Target Business the Company seeks to acquire that is affiliated with any of the undersigned or any other Insider, the Company will be required to obtain (i) a fairness opinion from an independent investment banking firm which is a member of Financial Industry Regulatory Authority that the Initial Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view and (ii) approval of a majority of the Company’s disinterested and independent directors (if the Company as any at that time).

2. None of the undersigned nor any of their respective affiliates will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of an Initial Business Combination (regardless of the type of transaction that it is). Each of the undersigned shall be entitled to reimbursement from the Company for his or its reasonable out-of-pocket expenses incurred in connection with seeking and consummating an Initial Business Combination; provided, however, that unless and until the consummation of an Initial Business Combination such out-of-pocket expenses may be reimbursed only using funds held outside of the Trust Account and interest income on the Trust Account. In addition, the Burke Family Trust will be entitled to repayment of the non-interest bearing loan made by it to the Company to cover offering expenses, in accordance with the terms of the Promissory Note, dated as of November 30, 2012 made by the Company in favor of the Burke Family Trust.

3. None of the undersigned nor any of their respective affiliates will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned or any affiliate of the undersigned originates an Initial Business Combination.

4. The Burke Family Trust agrees to vote any IPO Shares held by it in favor of any proposed Initial Business Combination.

5. The Burke Family Trust agrees not to convert IPO Shares purchased in or after the IPO in connection with a stockholder vote to approve an Initial Business Combination.

6. The Burke Family Trust agrees to waive any conversion rights with respect to any Founders’ Common Stock, Sponsors’ Common Stock and any IPO Shares it may hold in connection with any vote to amend the Company’s Amended and Restated Certificate of Incorporation.

7. The undersigned acknowledges that the undersigned has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other assets of the Company as a result of any liquidation of the Trust Account with respect to any shares of Founders’ Common Stock or Sponsors’ Common Stock held by the undersigned.

8. T. Robert Burke agrees not to take any actions, directly or indirectly, that would cause the Burke Family Trust to breach this letter agreement.

9. T. Robert Burke’s biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background.

10. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (a) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (b) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

11. As used herein:

(a) “Initial Business Combination” shall mean the acquisition by the Company, whether through a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or similar type of transaction, of one or more business or entities (“Target Business” or “Target Businesses”), whose collective fair market value is equal to at least 80% of the balance in the Trust Account and resulting in ownership by the Company or the holders of IPO Shares of at least 51% of the voting equity interests of the Target Business or Businesses or all or substantially all of the assets of the Target Business or Businesses;

(b) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO;

(c) “Founders’ Common Stock” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO for a price of approximately $0.005875 per share;

(d) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO;

(e) “Prospectus” shall mean the final prospectus relating to the IPO; and

(f) “Sponsors’ Common Stock” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO for a price of $10.00 per share;

(g) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Company’s IPO will be deposited.

12. The undersigned acknowledge and understand that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

13. This letter agreement, and the exhibits thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This letter agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

14. Neither party may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the undersigned and each of the undersigned’s heirs, personal representatives, successors and assigns.

15. Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

16. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (a) the consummation of an Initial Business Combination and (b) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability from any breach of this letter agreement prior to its termination.

Burke Family Trust

By: Address:

T. Robert Burke Address:

Acknowledged and agreed: HF2 Financial Management Inc.

By:
	Name:	R. Bradley Forth
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Exhibit A

T. Robert Burke. Mr. Burke is a Co-founder and Managing Director of Metropolitan Real Estate Equity Management, LLC and a member of its Investment Committee. Mr. Burke has co-founded two other successful real estate organizations (AMB Property Corporation, which merged with ProLogis in 2011, and Institutional Housing Partners, a leading homebuilding finance company) and has over 30 years of real estate experience. Prior to founding AMB, he was a senior real estate partner with the law firm of Morrison & Foerster and, for two years, served as that firm’s Managing Partner of Operations. In addition, he was a Trustee of Stanford University from 1996 to 2006 and has served on the investment committees of the Stanford Management Company, the Hewlett Foundation and the UCSF Foundation. He is also the former Chairman of the Board of Directors of the Pension Real Estate Association, and a former member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Burke graduated from Stanford University and holds a J.D. degree from Stanford Law School.